UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

  Preliminary Proxy Statement
  Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
  Definitive Proxy Statement
X Definitive Additional Materials
  Soliciting Material Under Rule 14a-12

                                Youbet.com, Inc.
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(Name of Registrant as Specified in Its Charter)


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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X   No fee required.

    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)    Title of each class of securities to which transaction applies:

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    (2)    Aggregate number of securities to which transaction applies:

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    (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4)     Proposed maximum aggregate value of transaction:


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    (5)     Total fee paid:

X Fee paid previously with preliminary materials.

  Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:


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    (2)    Form, Schedule or Registration Statement No.:


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    (3)    Filing Party:


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    (4)      Date Filed:

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

    Youbet's definitive proxy statement for its annual meeting of stockholders to be held on June 2, 2005, contains the following disclosure under "What vote is required to approve each proposal?":

     An affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and which are entitled to vote is required for the approval of the Equity Incentive Plan. Unless otherwise instructed on your signed proxy, your shares will be voted FOR the approval of the Equity Incentive Plan. If your broker does not vote your shares of common stock held in street name, your vote will not count either "for" or "against" this proposal and will have the same effect as a vote against this proposal. Abstentions will also have the same effect as a vote against the proposal. However, both abstentions and broker non-votes will count toward the presence of a quorum.

In order to remedy this internal inconsistency and to clarify the proper treatment of broker non-votes, Youbet has filed these additional solicitation materials. Consistent with Youbet's bylaws, Delaware law and Nasdaq rules (i) broker non-votes will not count either "for" or "against" the proposal to approve the Youbet.com, Inc. Equity Incentive Plan and will have no affect on the outcome of the vote for this proposal, and (ii) broker non-votes will be counted only for purposes of establishing a quorum.